Exhibit 99.3

SHINECO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On March 20, 2025, Shineco, Inc. (the “Company”), through its wholly-owned subsidiary, Shineco Life Science Group Hong Kong Co., Limited (“Shineco Life Science”), entered into a stock purchase agreement (the “SPA”) with Yi Yang (“Seller”), a current and only shareholder of FuWang (HK) International Company Limited (“Fuwang”), a company limited by shares incorporated in Hong Kong, pursuant to which Shineco Life Science would acquire 75% of the equity interests of Fuwang from the Seller (the “Acquisition”). On May 12, 2025, Shineco Life Science closed the acquisition of 75% of the issued equity interests of Fuwang. As the consideration for the acquisition, the Company (a) paid to the Seller RMB 63.89 million ( equivalent to US$8.89 million) in cash; (b) Issued 3,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) to the Seller; (c) and transferred to the Seller 71.42% of the Company’s equity interest in Dream Partner Limited (“Dream Partner”) it holds.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated pro forma effect of the Acquisition.

The unaudited pro forma condensed combined financial information presented has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the SEC’s final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited proforma condensed combined balance sheet as of December 31, 2024, together with the unaudited condensed combined statements of operations for the year ended June 30, 2024 and for the six months ended December 31, 2024 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The pro forma adjustments and allocation of the Purchase Price are preliminary, are based on management’s current estimates of the fair value of the assets to be acquired and liabilities to be assumed, and are based on currently available information, including preliminary work performed by independent valuation specialists.

As of the date hereof, we have not completed the detailed valuation analysis and calculations necessary to arrive at final estimates of the fair market value of the assets of Fuwang to be acquired and the liabilities to be assumed and the related allocations of the Purchase Price. Accordingly, certain of Fuwang’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values.

Actual results will differ from the unaudited pro forma condensed combined financial information provided herein once we have completed the valuation analysis necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes for Fuwang. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes below.

The unaudited pro forma condensed combined financial information and accompanying notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of the Company and accompanying notes for the year ended June 30, 2024, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024; and the historical unaudited consolidated financial statements of the Company and accompanying notes for the period ended December 31, 2024, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, and (ii) the historical audited financial statements of Fuwang and accompanying notes included for the year ended June 30, 2024, and the historical unaudited financial statements of Fuwang and accompanying notes for the six months period ended December 31, 2024, each of which are filed as Exhibits 99.1 and 99.2, respectively, with this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are based on currently available information and assumptions that we believe are reasonable under the circumstances. They do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the Acquisition been completed on the dates indicated, or on any other date, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position as a result of the Acquisition. Our actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results of the Company and Fuwang following the date of the unaudited pro forma condensed combined financial statements.

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

	SHINECO, INC.	FUWANG	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$731,790	$5,032	$(694,540)	(e)(f)	$42,282
Restricted cash	15,072				15,072
Accounts receivable, net	1,240,561	846,349	(1,240,303)	(f)	846,607
Due from related parties, net	304,616		(280,295)	(f)	24,321
Inventories, net	1,696,800	3,060	(1,447,577)	(f)	252,283
Advances to suppliers, net	20,227,434	218,820	(20,204,312)	(f)	241,942
Derivative financial assets	6,969				6,969
Other current assets, net	11,987,014	50,920	(9,030,763)	(i) (f)	3,007,171
TOTAL CURRENT ASSETS	36,210,256	1,124,181	(32,897,790)		4,436,647

Property and equipment, net	5,049,753	606,585	(3,302,104)	(o) (f)	2,354,234
Land use right, net	605,316	2,039	192,966	(p) (f)	800,321
Intangible assets, net	40,629,540		1,187,815	(a)(h) (f)	41,817,355
Goodwill	13,190,284		(3,467,265)	(b) (f)	9,723,019
Operating lease right-of-use	112,159	229,703			341,862
TOTAL ASSETS	$95,797,308	$1,962,508	$(38,286,378)		$59,473,438

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$14,019,459	$264,315	$(12,343,152)	(f)	$1,940,622
Long-term loans - current portion	20,552		(20,552)	(f)	-
Accounts payable	2,639,895	799,693	(2,560,110)	(f)	879,478
Contract liabilities	10,109,224	25	(10,091,220)	(f)	18,029
Due to related parties	2,303,421		(2,199,529)	(f)	103,892
Other payables and accrued expenses	1,669,806	260,514	(447,401)	(f)	1,482,919
Operating lease liabilities - current	297,775	57,477			355,252
Convertible note payable - current	9,548,551				9,548,551
Taxes payable	1,371,236	16,704	(707,452)	(f)	680,488
Deferred income	191,821		(191,821)	(f)	-
TOTAL CURRENT LIABILITIES	42,171,740	1,398,728	(28,561,237)		15,009,231

Income tax payable - noncurrent portion	186,191				186,191
Operating lease liabilities - non-current	12,143	144,403			156,546
Long-term bank loans - non-current	1,678,436		(1,678,436)	(f)	-
Deferred tax liabilities	9,253,528		339,362	(j)(m)	9,592,890
TOTAL LIABILITIES	53,302,038	1,543,131	(29,900,311)		24,944,858

Commitments and contingencies					-

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock; par value $0.001, 150,000,000 shares authorized 2,179,844 and 332,215 shares issued and outstanding at December 31, 2024 and June 30, 2024	2,180		3,400	(c)	5,580
Additional paid-in capital	90,496,390	599,979	3,136,621	(c)(d)	94,232,990
Subscription receivable	(3,522,170)				(3,522,170)
Statutory reserve	4,350,297				4,350,297
Accumulated deficit	(57,983,811)	(177,535)	(9,703,266)	(e)(d)(g)(m)(n)	(67,864,612)
Accumulated other comprehensive gain (loss)	(231,404)	6,119	(58,564)	(n)	(283,849)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	33,111,482	428,563	(6,621,809)		26,918,236
Non-controlling interest	9,383,788	(9,186)	(1,764,258)	(k)(n)	7,610,344
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$95,797,308	$1,962,508	$(38,286,378)		$59,473,438

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2024

	SHINECO, INC.	FUWANG	Pro Forma Adjustments	Note	Pro Forma Combined

REVENUE	$5,223,456	236,316	$(4,929,235)	(f)	$530,537

COST OF REVENUE
Cost of product and services	4,808,100	81,490	(2,982,906)	(f)	1,906,684
Business and sales related tax	2,055	465	(1,360)	(f)	1,160
Total cost of revenue	4,810,155	81,955	(2,984,266)		1,907,844

GROSS INCOME (LOSS)	413,301	154,361	(1,944,969)		(1,377,307)

OPERATING EXPENSES
General and administrative expenses	5,300,198	467	(1,941,675)	(e)(g) (f)	3,358,990
Research and development expenses	102,976				102,976
Selling expenses	39,115	85,473	(34,476)	(f)	90,112
Total operating expenses	$5,442,289	85,940	(1,976,150)		$3,552,079

INCOME (LOSS) FROM OPERATIONS	(5,028,988)	68,421	31,181		(4,929,386)

OTHER INCOME (EXPENSE)
Gain/(Loss) from disposal of a subsidiary	$114,945		$(8,840,266)	(f)	$(8,725,321)
Investment income from derivative financial assets	4,239		(4,168)	(f)	71
Other income, net	270,095		(280,245)	(f)	(10,150)
Amortization of debt issuance costs	(335,688)				(335,688)
Interest expenses, net	(407,840)	(7,263)	(346,226)	(f)	(761,329)
Total other income (expenses)	(354,249)	(7,263)	(9,470,905)		(9,832,417)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(5,383,237)	61,158	(9,439,724)		(14,761,803)

BENEFITS (EXPENSES) FOR INCOME TAXES	(535,426)		(480,549)		(1,015,975)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,847,811)	61,158	(8,959,175)		(13,745,828)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of taxes
Gain on disposal of discontinued operations
Net loss from discontinued operations

NET INCOME (LOSS)	(4,847,811)	61,158	(8,959,175)		(13,745,828)

Net loss attributable to non-controlling interest	(1,200,629)	3,058	(806,828)	(n)	(2,004,399)

NET INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	(3,647,182)	58,100	(8,152,347)		(11,741,429)

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	(4,847,811)	61,158	(8,959,175)		(13,745,828)
Other comprehensive loss: foreign currency translation loss	(5,586)	(3,646)			(9,232)
Total comprehensive income (loss)	(4,853,397)	57,512	(8,959,175)		(13,755,060)
Less: comprehensive income (loss) attributable to non-controlling interest	(1,192,974)	3,136	(806,828)	(n)	(1,996,666)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO SHINECO, INC.	$-	54,376	(8,152,347)		$(11,758,394)

Weighted average number of shares basic and diluted	1,329,672		3,400,000	(l)	4,729,672

Basic and diluted loss per common share	(2.74)				(2.48)

Loss per common share
Continuing operations - Basic and Diluted	(2.74)				(2.48)
Discontinued operations - Basic and Diluted	-				-
Net loss per common share - basic and diluted	(2.74)				(2.48)

SHINECO, INC.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2024

	SHINECO, INC.	FUWANG		Pro Forma Adjustments		Note	Pro Forma Combined

REVENUE	$9,801,856		$116,681		$(9,236,009)	(f)	$682,528

COST OF REVENUE
Cost of product and services	8,905,634		51,357		(6,970,589)	(f)	1,986,402
Business and sales related tax	14,054		172		(4,679)	(f)	9,547
Total cost of revenue	8,919,688		51,529		(6,975,268)		1,995,949

GROSS INCOME (LOSS)	882,168		65,152		(2,260,741)		(1,313,421)

OPERATING EXPENSES
General and administrative expenses	17,522,624		823		(1,005,379)	(e)(g) (f)	16,518,068
Research and development expenses	311,989						311,989
Selling expenses	113,426		237,984		(61,425)	(f)	289,985
Total operating expenses	$17,948,039		238,807		(1,066,804)		$17,120,042

INCOME (LOSS) FROM OPERATIONS	(17,065,871)		(173,655)		(1,193,937)		(18,433,463)

OTHER INCOME (EXPENSE)
Impairment loss on an unconsolidated entity	$(26,003)	$		$			$(26,003)
Impairment loss on goodwill	(14,824,819)						(14,824,819)
Investment income from derivative financial assets	4,996				(4,996)	(f)	-
Loss from disposal of a subsidiary					(8,840,266)		(8,840,266)
Other income, net	222,910				(180,901)	(f)	42,009
Amortization of debt issuance costs	(655,751)						(655,751)
Interest expenses, net	(1,622,346)		(10,894)		(638,115)	(f)	(2,271,355)
Total other income (expenses)	(16,901,013)		(10,894)		(9,664,277)		(26,576,184)

LOSS BEFORE PROVISION FOR INCOME TAXES FROM CONTINUING OPERATIONS	(33,966,884)		(184,549)		(10,858,214)		(45,009,647)

BENEFITS (EXPENSES) FOR INCOME TAXES	(758,902)				(766,292)		(1,525,194)

LOSS FROM CONTINUING OPERATIONS	(33,207,982)		(184,549)		(10,091,922)		(43,484,453)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of taxes	(49,455)						(49,455)
Gain on disposal of discontinued operations	8,904,702						8,904,702
Net loss from discontinued operations	8,855,247						8,855,247

NET LOSS	(24,352,735)		(184,549)		(10,091,922)		(34,629,206)

Net loss attributable to non-controlling interest	(1,903,718)		(9,227)		(676,291)	(n)	(2,589,236)

NET LOSS ATTRIBUTABLE TO SHINECO, INC.	(22,449,017)		(175,322)		(9,415,631)		(32,039,970)

COMPREHENSIVE LOSS
Net income loss	(24,352,735)		(184,549)		(10,091,922)		(34,629,206)
Other comprehensive loss: foreign currency translation loss	(3,299)		7,279				3,980
Total comprehensive loss	(24,356,034)		(177,270)		(10,091,922)		(34,625,226)
Less: comprehensive loss attributable to non-controlling interest	(1,911,859)		(9,280)		(9,415,631)	(n)	(11,336,770)

COMPREHENSIVE LOSS ATTRIBUTABLE TO SHINECO, INC.	$(22,444,175)		(167,990)		(676,291)		$(23,288,456)

Weighted average number of shares basic and diluted	5,318,979				3,400,000	(l)	8,718,979

Basic and diluted loss per common share	(4.23)						(3.67)

Loss per common share
Continuing operations - Basic and Diluted	(5.89)						(4.69)
Discontinued operations - Basic and Diluted	1.66						1.02
Net loss per common share - basic and diluted	(4.23)						(3.67)

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and the historical financial statements of Fuwang. The unaudited pro forma condensed combined financial statements are prepared as a business combination using the purchase accounting method.

The unaudited proforma condensed combined balance sheet as of December 31, 2024, together with the unaudited condensed combined statements of operations for the year ended June 30, 2024 and for the six months ended December 31, 2024 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The Acquisition will be accounted for under the purchase accounting method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. We are treated as the “acquirer” and Fuwang is treated as the “acquired” company for financial reporting purposes. Accordingly, the purchase consideration allocated to the Fuwang business’s net assets and liabilities for preparation of the unaudited pro forma condensed combined balance sheet is based upon their estimated preliminary fair values assuming the Acquisition was completed as of December 31, 2024. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the Fuwang’s business’s net assets and liabilities at December 31, 2024 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

We have not yet completed the detailed valuation studies necessary to arrive at the final estimates of the fair value of Fuwang’s assets to be acquired, the liabilities to be assumed and the related allocations of the Purchase Price.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited condensed combined pro forma statements of operations, expected to have a continuing impact on the results of operations of the combined company.

Actual results may differ from these unaudited pro forma condensed combined financial statements once we have determined the final Purchase Price for Fuwang and have completed the valuation studies necessary to finalize the required Purchase Price allocations and identified any additional conforming accounting policy changes. There can be no assurance that such finalization will not result in material changes to the unaudited pro forma condensed combined financial information presented. The preliminary unaudited pro forma Purchase Price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

These unaudited pro forma condensed combined financial statements do not purport to represent what the actual consolidated results of operations of the Company would have been had the Acquisition been completed on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

Note 2. Accounting Policies

The unaudited pro forma condensed combined financial statements may not reflect all reclassifications necessary to conform Fuwang’s presentation to that of the Company’s. As a result, we may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Note 3. Preliminary Purchase Consideration and Purchase Price Allocation

Under the purchase method of accounting, the identifiable assets acquired and liabilities assumed are recorded at the fair values. The Purchase Price allocation provided in these pro forma condensed combined financial statements is preliminary and based on estimates of the fair value as of December 31, 2024, not April 30, 2025, which was the actual date of the Acquisition Closing.

We have engaged a third-party valuation company to assist us with valuation of the Fuwang’s assets and liabilities. The detailed valuation necessary to estimate the fair value of the assets acquired and liabilities assumed has not yet been completed; accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimate of the Company and are subject to change once additional analyses are completed. There can be no assurance that such third-party valuation work will not result in material changes from the preliminary accounting treatment included in the accompanying unaudited pro forma condensed combined financial statements.

The Purchase Price, as provided in the Acquisition Agreement, provides for the Sellers to receive RMB 63.89 million ( equivalent to US$8.89 million) in cash consideration, 3,400,000 common shares of the Company and 71.42% of the Company’s equity interest in Dream Partner.

Cash	$8,887,931
Estimated fair value of common shares issued	3,740,000
Estimated fair value of 100% of the Company’s equity interest in Dream Partner	14,527,572
Estimated fair value of consideration transferred	$27,155,503

The table below represents the preliminary allocation of the estimated total Purchase Price to Fuwang’s business’s assets and liabilities in the Acquisition based on our preliminary estimate of their respective fair values.

Description	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$5,032
Accounts receivable, net	846,349
Advances to suppliers, net	218,820
Inventories, net	3,060
Other current assets, net	50,920
Property and equipment, net	2,315,982
Land use right, net	820,046
Intangible assets	33,313,394
Operating lease right-of-use assets	229,703
Goodwill	7,704,271
Total assets acquired	45,507,577

Short-term bank loans	264,315
Accounts payable	799,693
Contract liabilities	25
Other payables and accrued expenses	260,514
Operating lease liabilities - current	57,477
Tax payable	16,704
Operating lease liabilities - non-current	144,403
Deferred tax liabilities	8,960,200
Total liabilities acquired	10,503,331
Less: non-controlling interest	7,848,743
Estimated fair value of net assets acquired	$27,155,503

Our unaudited pro forma Purchase Price allocation includes certain identifiable intangible assets with an estimated fair value of approximately US$33,313,394. These intangible assets include Software copyrights and patent technology, each of which is expected to have a finite life and are expected to be amortized using the straight-line method over the respective lives of each asset.

Goodwill represents the amount of the Purchase Price in excess of the estimated preliminary amounts assigned to the fair value of the Fuwang’s assets acquired and the liabilities assumed. Since these amounts are estimates, the final amount of goodwill recorded may differ materially from the amount presented. Goodwill will not be amortized, but will be tested for impairment at least annually for events or circumstances that may indicate a possible impairment exists. In the event management determines that the value of goodwill has been impaired, we will incur an impairment charge during the period in which the determination is made.

The preliminary fair value of the identifiable intangible assets acquired was estimated using a combination of different methods under the Cost-Based Approach. The Cost-Based Approach is a general way of determining a value indication of a business, business ownership interest, security, or intangible asset by using one or more methods that convert anticipated economic benefits into a present single amount. This valuation technique requires us to make certain assumptions about future operating and financial performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, the relationship between the assets acquired and the business as a whole, and the experience of the acquired business. Such valuation methodologies and estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

This preliminary unaudited pro forma Purchase Price allocation has been made solely for the purpose of preparing these unaudited pro forma condensed combined financial statements. The final total consideration and amounts allocated to Fuwang’s acquired assets and assumed liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of the assets or an increase in the fair value of the liabilities from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Acquisition. In addition, if the value of the property and equipment and identifiable intangible assets is higher than the amounts included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented in the unaudited pro forma condensed combined statements of operations. Any such increases could be material and could result in our actual future financial condition and results of operations differing materially from those presented in the unaudited pro forma condensed combined financial statements.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only and are not intended to indicate the results of future operations or the financial position of either company.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

The following items are presented as reclassifications in the unaudited pro forma condensed combined financial statements:

(a)	Adjustment includes preliminary estimated fair value of intangible assets acquired from Fuwang.

(b)	Adjustment reflects preliminary estimated goodwill.

(c)	Adjustment reflects the preliminary estimated fair value of the common shares issued to Fuwang’s equity holders. This equity consideration is included in the preliminary estimated fair value of the consideration transferred in the Acquisition.

(d)	Adjustment includes the elimination of the historical additional paid-in capital and accumulated deficit of Fuwang.

(e)	Represents pro forma adjustment to eliminate transaction expenses related to the Acquisition incurred by the Company and Fuwang, which will not be recurring after the completion of the Acquisition.

(f)	Adjustment reflects the transferal of equity interest of Dream partner for business acquisition of Fuwang.

(g)	Includes the cumulative impact of preliminary depreciation or amortization expense for property and equipment, land use right and identifiable intangible assets acquired.

(h)	Adjustment includes the cumulative impact of the amortization of identifiable intangible assets.

(i)	Release of prepayment for business acquisition of Fuwang made in advance as the consideration of US$14,527,572.

(j)	To record the increase of deferred tax liabilities as a result of the increase in value of property and equipment, land use right and intangible assets, which may be taxable in the future.

(k)	Adjustment reflects portion of net assets of Fuwang attributable to non-controlling interest.

(l)	Increase in the weighted average shares in connection with the issuance of 3,400,000 common shares as the consideration of the acquisition.

(m)	To record the reversal of deferred tax liabilities as a result of the depreciation or amortization of property and equipment, land use right and identifiable intangible assets.

(n)	Adjustment reflects portion of comprehensive income (loss) of Fuwang attributable to non-controlling interest.

(o)	Adjustment includes preliminary estimated fair value of property and equipment acquired from Fuwang.

(p)	Adjustment includes preliminary estimated fair value of land use rights acquired from Fuwang.